UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010.

SALISBURY BANCORP, INC. .
(Exact name of registrant as specified in charter)

Connecticut	000-24751	06-1514263
.(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut		06039-1868
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code:  (860) 435-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report
Salisbury Bancorp, Inc.

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Arthur J. Bassin was appointed to serve as Director of the Boards of the Company and the Bank.  This appointment was effective June 25, 2010.  Mr. Bassin has spent 25 years in consumer, commercial and mortgage banking at Citibank (1969-1983) and Dime (1983-1992), followed by 10 years in private equity, most recently as President and CEO of TVData Technologies (1994-2001).  He earned his MBA from Harvard Business School in 1969 and his AB from Harvard College in 1965.  He presently lives with his wife on a horse farm in Ancramdale, New York, and took office as Ancram Town Supervisor in January 2010.

Mr. Bassin has served as a Director on several boards and currently serves on the Boards of Cricket Hill Farm, Inc., Cricket Hill Academy, Inc., and Amputee Coalition of America.

Section 8.  Other Events

Item 8.01.  Other Events.

On June 28, 2010, the Company issued a press release related to the appointment of Arthur J. Bassin as Director of the Boards of the Company and the Bank effective June 25, 2010.

Section 9. Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit 99.1 Press release dated June 28, 2010

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: June 28, 2010	SALISBURY BANCORP, INC.

	By:	/s/ B. Ian McMahon
B. Ian McMahon
Chief Financial Officer

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